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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in NetManage, Inc.'s Form 8-K/A, amending NetManage, Inc.'s Form 8-K dated August 27, 1998 as previously amended by NetManage, Inc.'s Form 8-K/A filed with the Securities and Exchange Commission on October 30, 1998, of our reports dated January 27, 1998, on our audits of the financial statements and financial statement schedule of FTP Software, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, appearing in the registration statement on Form S-4 (Registration No. 333-59101) of NetManage, Inc., filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                          PRICEWATERHOUSECOOPERS LLP

Boston, MA
November 10, 1998